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                                                                    Exhibit 99.1


            BRUSH ENGINEERED MATERIALS INC. ANNOUNCES THE APPOINTMENT
             OF WILLIAM G. PRYOR TO SERVE ON ITS BOARD OF DIRECTORS


                  CLEVELAND, OHIO -- MAY 23, 2003 -- BRUSH ENGINEERED MATERIALS INC. (NYSE-BW) TODAY ANNOUNCED THE APPOINTMENT OF WILLIAM G. "JERRY" PRYOR, AGE 64, TO SERVE ON ITS BOARD OF DIRECTORS.

                  MR. PRYOR RETIRED IN AUGUST OF 2002 AS THE PRESIDENT OF VAN DORN DEMAG CORPORATION, A MANUFACTURER OF PLASTIC INJECTION MOLDING EQUIPMENT. HE HAD ALSO SERVED AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF VAN DORN CORPORATION, PREDECESSOR TO VAN DORN DEMAG CORPORATION.

                  MR. PRYOR HAS OVER 40 YEARS OF EXECUTIVE MANUFACTURING EXPERIENCE INCLUDING POSITIONS IN LOGISTICS MANAGEMENT AND STRATEGIC PLANNING AND AS A DIVISION CONTROLLER AND CHIEF OPERATING OFFICER. HE HAS A WIDE RANGE OF GLOBAL EXPERIENCE IN MARKETING, JUST-IN-TIME MANUFACTURING AND TOTAL QUALITY MANAGEMENT THEORY AND IMPLEMENTATION. MR. PRYOR IS CURRENTLY ON THE BOARD OF DIRECTORS OF OGLEBAY NORTON COMPANY AND OXIS INTERNATIONAL, INC.

                  COMMENTING ON THE APPOINTMENT OF MR. PRYOR TO THE BOARD OF DIRECTORS, GORDON D. HARNETT, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, STATED "WE ARE PLEASED WITH THE ADDITION OF JERRY TO OUR BOARD OF DIRECTORS. HE BRINGS A BREADTH OF MANUFACTURING AND MARKETING EXPERTISE TO COMPLEMENT OUR BOARD AND WE LOOK FORWARD TO HIS FUTURE CONTRIBUTION."

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         Brush Engineered Materials Inc. is headquartered in Cleveland, Ohio.
The Company, through its wholly owned subsidiaries, supplies worldwide markets with beryllium products, alloy products, electronic products, precious metal products, and engineered material systems.



FOR FURTHER INFORMATION, PLEASE CONTACT:

Investors:
----------
Michael C. Hasychak
216/383-6823

Media:
------
Patrick S. Carpenter
216/383-6835

http://www.BEMinc.com